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                                                                   EXHIBIT 10.06

                        INDEPENDENT CONSULTANT AGREEMENT

         This Independent Consultant Agreement (the "Agreement") is made as of the 20th day of November, 2001, by and between QUINTILES TRANSNATIONAL CORP., a North Carolina corporation ("Quintiles"), and SANTO J. COSTA, a resident of Cary, North Carolina ("Consultant").

                                    RECITALS

         A. Quintiles is a contract research organization that provides services on behalf of entities engaged in the development, manufacture, distribution, and/or sale of pharmaceutical products, biotechnology products, and/or medical devices ("Clients"). Consultant is an individual who is professionally qualified to provide consulting services relating to such Client services.

         B. Quintiles desires to contract with Consultant for Consultant's provision of consulting services, in accordance with the terms and conditions set forth herein.

         C. Consultant currently has a Contract of Employment dated February 22, 1994, as amended on October 1, 1999 ("Employment Agreement").

         D. Effective December 31, 2001, Consultant shall retire from Quintiles.


                                   AGREEMENTS

         1. PROVISION OF CONSULTING SERVICES. Quintiles hereby engages Consultant, and Consultant hereby accepts and confirms such engagement, to provide certain consulting services, subject to terms and conditions contained herein (the "Services"), as well as the terms of the Employment Agreement that survive termination of employment. The nature and scope of the Services and other specific details relating to the Services are set forth in a Scope of Work which is attached hereto as Schedule 1 (the "Scope of Work"), and constitutes an integral part of this Agreement. Consultant agrees that he will not assign or subcontract this Agreement or use or retain any other person or entity to perform the Services, without the prior written approval of Quintiles.

         2. RELATIONSHIP OF THE PARTIES.

                  (a) Consultant acknowledges and agrees that this Agreement involves specified fees for the completion of certain tasks, and that Quintiles is not undertaking by virtue of this Agreement any responsibility for supervising, controlling or directing the conduct or performance of Consultant's obligations, and that Consultant shall exercise Consultant's own professional judgement and shall control the manner by which the Services are performed, subject only to the terms and standards of the this Agreement.

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                  (b) Notwithstanding any provision herein to the contrary or any course of conduct between the parties, the parties hereto are independent contractors, and nothing contained in this Agreement shall be construed to place them in the relationship of partners, principal and agent, employer and employee, or joint venturers. Each party agrees that it shall have no power or right to bind or obligate the other, and neither party shall hold itself out as having such authority. Consultant further represents that Consultant intends to provide services for customers other than Quintiles and its affiliates, and Consultant agrees to provide evidence of such other work upon request.

                  (c) Quintiles shall not be responsible for providing or paying any benefits (including, but not limited to, unemployment, disability, insurance, or medical, and any pension or profit sharing plans) to Consultant, or to any employees of Consultant or any persons retained or used by Consultant to perform Services hereunder, including independent contractors, subcontractors, agents, and consultants (collectively, "Consultant Personnel"). Quintiles shall not be responsible for any federal, state, or local income tax withholding, FICA contributions, contributions to state disability funds or liability funds, or similar withholdings, or payment of any overtime wages or workers' compensation, or compliance with any laws, rules or regulations governing employees, as to Consultant or any Consultant Personnel. Quintiles has no obligation to Consultant to maintain insurance to cover the risk, if any, that Consultant creates in performing Services under this Agreement. Consultant agrees that Consultant is and will continue to be solely responsible for: (i) all matters relating to the payment of compensation and provision of benefits to Consultant and any Consultant Personnel; (ii) payment of all taxes relating to the Services, including payment of quarterly estimated taxes; and, (iii) compliance with all applicable laws, rules and regulations governing Consultant's provision of the Services, including, but not limited to, all applicable laws, rules and regulations governing unemployment, taxation, occupational safety and health, and discrimination.

         3. COMPENSATION. Consultant shall be compensated in accordance with the terms of the Scope of Work attached hereto, and Consultant agrees to accept the payments described as payment in full for the Services. Prior to any payments being made to Consultant, Consultant agrees to either complete a W-9 form and supply Consultant's social security number to Quintiles. Consultant is responsible for maintaining adequate records for tax purposes. If Consultant requests summaries or break-downs of compensation in addition to the 1099 form or analogous form that Quintiles provides, Quintiles will charge Consultant a fee for preparing the requested documents, based on the amount of time expended by Quintiles. Consultant shall invoice Quintiles monthly. If an invoice or any portion thereof is the subject if a dispute, Quintiles shall withhold payment of any disputed amounts pending resolution of the dispute.

         4. REPRESENTATIONS AND COVENANTS OF CONSULTANT. Consultant agrees and covenants without limitation that:

                  (a) Consultant and any Consultant Personnel are professionally trained and duly qualified and have the equipment (if applicable), experience and expertise to perform the Services, and all such Services shall be performed in a manner commensurate with professional standards generally applicable in this industry.

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                  (b) Consultant has sufficient time to dedicate to the
provision of the Services to ensure that the Services are completed within any time frames or deadlines set forth in this Agreement, including any Schedules attached hereto.

                  (c) Consultant and any Consultant Personnel shall perform all Services in compliance with: (i) all applicable federal and state laws, statutes, rules, regulations and orders (including all applicable approval and qualification requirements thereunder), including, without limitation, the Federal Food, Drug and Cosmetic Act, as amended, and all regulations thereunder;
(ii) all applicable good clinical practices and guidelines; (iii) all applicable standard operating procedures; (iv) all applicable Protocols; and, (iv) the provisions of this Agreement.

                  (d) Consultant and any Consultant Personnel have not been, and will not use in any capacity in the performance of this Agreement, the services of any person or entity, currently or ever debarred under 21 U.S.C. ss.335a or convicted of a felony for conduct relating to the regulation or handling of any drug product.

                  (e) Consultant shall notify Quintiles immediately if, during the term of this Agreement, Consultant or any Consultant Personnel comes under investigation by the U.S. Food & Drug Administration (the "FDA") for debarment or disqualification or is debarred or disqualified. Consultant shall notify Quintiles immediately if the FDA or any other regulatory authority requests permission to or does inspect Consultant's records in connection with the Services provided under this Agreement, and Consultant will deliver to Quintiles promptly all materials, correspondence, statements, forms, and records which Consultant receives, obtains or generates pursuant to any such inspection.

                  (f) Consultant will not divulge or improperly use any confidential information of any third party or infringe upon any intellectual property right of third party, (including, but not limited to, any current or former employer or client) in performing the Services.

                  (g) During the term of this Agreement, Consultant will permit Quintiles' representatives to examine the work performed hereunder and the facilities at which the work is conducted at reasonable times and in a reasonable manner to determine that the project assignment is being conducted in accordance with the agreed task and that the facilities are adequate.


                  (h) Consultant agrees that Consultant will not act in a manner that will detrimentally affect the operations, prospects, or reputation of Quintiles.

         5. CONFIDENTIAL AND PROPRIETARY INFORMATION. It is understood that during the course of this Agreement, Consultant may be exposed to documents, information and materials which are confidential and proprietary to Quintiles and/or the Client, including, but not limited to the Work Product (as defined in Section 6 below) and any data, materials, know-how, methods, techniques, inventions, processes, trade secrets, improvements, procedures, manuals, personnel data, financial

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information, computer technical expertise, and other intellectual properties and assets relating to: (a) the Client's or Quintiles' business operations, procedures, methods, software, or pricing; or, (b) the research, development, manufacture, characteristics, use, testing, packaging, labeling, storage, distribution, processing or destruction of any pharmaceutical product, biotechnology product or medical device to which the Services pertain (hereinafter "Confidential Information"). All Confidential Information, whether written, verbal, electronic, tangible or intangible, made available, disclosed or otherwise made known to Consultant as a result of services under this Agreement shall be considered strictly confidential, and shall be considered the sole property of Quintiles and/or the Client, as the case may be. Consultant will not reveal, publish or otherwise disclose any such Confidential Information to any third party without the prior written consent of Quintiles. The Confidential Information shall be used by Consultant and disclosed to and used by Consultant Personnel only to the extent needed to perform the Services. Consultant agrees to ensure that all Consultant Personnel to whom Confidential Information is disclosed are informed of the confidential nature of the Confidential Information and agree to be bound by the provisions of Sections 5 and 6 herein. Consultant will be responsible for any disclosure or misuse by any Consultant Personnel of any Confidential Information.

         The duty of confidentiality in this Section shall not apply to disclosure of Confidential Information: (a) which Consultant can demonstrate from written records was previously known to it; (b) which is publicly available other than by breach of this Agreement by Consultant or Consultant Personnel;
(c) which is lawfully disclosed to Consultant on a non-confidential basis by a third party who is not obligated to Quintiles and/or Client or any other party to retain such information in confidence; or (d) which is required by law to be disclosed; provided that, to the extent possible, Consultant gives prior notice to Quintiles of such required disclosure and cooperates in Quintiles' or Client's attempts to restrict such disclosure. The originals and all copies of Confidential Information and Work Product shall be promptly returned to Quintiles without request, in good order, upon completion or termination of the Services, or at any other time upon the request of Quintiles.

         6. WORK PRODUCT. All data, information, analyses, materials, documentation, reports, computer programs, forms, inventions, improvements, modifications or works of authorship, generated, created, conceived or derived by Consultant or Consultant Personnel in connection with or as a result of the performance of Services by Consultant or Consultant Personnel (collectively, "Work Product") shall be considered works made for hire and shall be owned, together with all worldwide rights therein under patent, copyright, trade secret, confidential information, or other property rights or laws, by Quintiles or the Client, as the case may be. Consultant shall hold all Work Product in trust for Quintiles or the Client, as the case may be. If any of the Work Product may not, by operation of law, be considered work made for hire, or if ownership of all right, title and interest of the intellectual property rights therein shall not otherwise vest exclusively in Quintiles or the Client, as appropriate, Consultant hereby assigns (and agrees to ensure that any Consultant Personnel assigns) and upon the future creation thereof automatically assigns, to Quintiles or the Client, as appropriate, without further consideration, the ownership of all Work Product.

         Consultant agrees to perform such further acts as may be reasonably necessary or desirable to transfer, perfect and defend Quintiles' or the Client's ownership of the Work Product, provided

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that Consultant shall be reimbursed for reasonable expenses and time committed to such actions. If Quintiles is unable for any reason to secure Consultant's signature to apply for or to pursue any application for any United States or foreign letters patent, copyright registrations or other registrations covering inventions assigned hereunder to Quintiles or the Client, then Consultant irrevocably designates and appoints Quintiles and its authorized officers and agents as Consultant's agent and attorney-in-fact, to act for and in Consultant's behalf and stead to execute and file any such application and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent, and registration of copyrights or trademarks, with the same legal force and effect as if executed by Consultant. Consultant shall disclose to Quintiles all Work Product made by Consultant or Consultant Personnel to permit a determination as to whether or not the Work Product should be the property of Quintiles or the Client, as appropriate. Consultant agrees that the Client shall be deemed a third-party beneficiary to this Agreement as to any Work Product or Confidential Information is owned by the Client, and the Client shall be entitled to enforce the provisions of Sections 5 and 6 with respect thereto.

         Any inventions or other intellectual property rights that Consultant can show by reliable evidence were developed by Consultant independently of any Confidential Information or Work Product, and independently of any other data, equipment or facilities supplied pursuant to this Agreement, shall remain the exclusive property of Consultant.

         7. TERM AND TERMINATION. The term of the consulting engagement provided for in this Agreement shall commence upon the date written in Schedule 1 and shall continue until terminated pursuant to Schedule 1. Following expiration of the term of this Agreement, Consultant shall fully cooperate with Quintiles in all matters relating to the closure of Consultant's work on behalf of Quintiles, and with the orderly transfer of (and will not retain any copies of) all Work Product, Confidential Information, or other documents and materials relating to this Agreement to Quintiles. Consultant agrees that, upon termination, expiration, or completion of this Agreement, Consultant will sign and deliver to Quintiles a "Termination Certification" in the form attached hereto as Exhibit A.

         8. RELEASE OF INFORMATION. Consultant shall not disclose publicly or utilize in any statement, advertisement or publicity the existence of this Agreement or Consultant's association with Quintiles or Client or use the name of Quintiles or Client without the authorization of Quintiles. Consultant shall also hold in confidence the nature of the Services to be performed hereunder.

         9. MISCELLANEOUS.

                  (a) Any notice to be given by one party to the other shall be in writing and delivered either personally, by a recognized overnight courier service, or by mail and shall be deemed given, if personally, upon presentation to an office of the other, if by overnight courier, upon delivery, and if by mail, seventy-two (72) hours after deposit in United States Mail in the mail district of the depositor, certified postage prepaid, addressed to the address of the other as set forth below, which addresses may be changed by giving notice thereof as provided herein.

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                  If to Quintiles:                    If to Consultant:
                  John S. Russell, Esq.               Santo J. Costa
                  4709 Creekstone Drive, Ste.200      108 Martinique Place
                  Durham, NC  27703                   Cary, NC  27511
                  Phone: (919) 998-2418               Phone: (919) 467-1121
                  Fax: (919) 998-2090                 Fax: (919) 380-7433

                  (b) This Agreement sets forth the entire Agreement and all representations between the parties concerning the Services except those provisions in the Employment Agreement that survive upon termination of employment. No oral statements or written material not specifically incorporated herein shall be of any force or effect. No modification or waiver of this Agreement shall be effected unless in writing and duly executed and delivered by each party to the other.

                  (c) The validity of and the rights and duties of the parties under this Agreement shall be governed by the laws of the State of North Carolina, where this Agreement is deemed to have been entered into, exclusive of its choice of law provisions.

                  (d) The waiver by any party of the breach or violation of this Agreement shall not operate as, or be construed to be, a waiver of any subsequent breach of the same or other provision hereof.

                  (e) This Agreement and amendments thereto shall be in writing and may be executed in duplicate copies. Each such duplicate copy shall be deemed an original, but each duplicate copy shall constitute one and the same instrument.

                  (f) Quintiles' corporate affiliates may use the services of Consultant under the terms of this Agreement. Any such Quintiles affiliate shall be subject to all of the terms and conditions applicable to Quintiles under this Agreement and entitled to all rights and protections afforded Quintiles under this Agreement.

                  (g) Any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration administered by the American Arbitration Association ("AAA") under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator shall be binding and may be entered in any court having jurisdiction thereof. Such arbitration shall be filed and conducted at the office of the AAA closest to the Quintiles office where this Agreement was signed, and shall be conducted in English by one arbitrator mutually acceptable to the parties selected in accordance with AAA Rules.

                  (h) Notwithstanding the termination, completion, or expiration of this Agreement, the rights and obligations under this Agreement which by intent or meaning have validity beyond the terms hereof (including, but not limited to, the rights and obligations surrounding confidentiality and work product) shall survive the termination or expiration of this Agreement.

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         IN WITNESS WHEREOF, this Agreement was entered into as of the date last written below.


QUINTILES TRANSNATIONAL CORP.                  Consultant:


By: /s/ John S. Russell                        By: /s/ Santo J. Costa
   -----------------------------------------      ------------------------------

(Print Name):     John S. Russell              (Print Name):   Santo J. Costa
             -------------------------------                --------------------

Title:  Sr. Vice President & General Counsel   Title:
      --------------------------------------         ---------------------------

Date: 11/27/01                                 Date: 20 November 2001
     ---------------------------------------        ----------------------------






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                                    EXHIBIT A

                      CONSULTING TERMINATION CERTIFICATION

         This is to certify that neither I nor any Consultant Personnel have possession of, or have failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, business plans, financial information, specifications, standard operating procedures, drawings, blueprints, sketches, materials, equipment, Confidential Information, Work Product, documents or other property, or copies or reproductions thereof (whether in electronic, paper, audio, video or any other format), belonging to Quintiles or to any Client, or their affiliates, successors, or assigns.

         I further agree that I understand and agree that I and any Consultant Personnel must continue to abide by the confidentiality and proprietary information provisions contained in the Master Independent Consultant Agreement.



Date  Nov 20, 2001                         /s/ Santo J . Costa
    -------------------------------        -------------------------------------
                                           Signature

                                           Santo J. Costa
                                           -------------------------------------
                                           (Type or Print Name)





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                                   SCHEDULE 1

                                  SCOPE OF WORK


TERM: One (1) year, beginning on January 1, 2002. The parties shall review this Agreement in May of 2002, to determine whether to extend it for an additional period of time.

FEE: Up to One Hundred Thousand Fifty Dollars ($150,000) per year to be paid as follows: Consultant shall receive $2,000 per day for business conducted in the United States, and $3,000 per day for business conducted outside of the United States. Consultant shall be paid monthly, and is to submit invoices for amounts charged on a daily basis and for reimbursement for expenses incurred. The Company can authorize additional services over the $150,000 maximum above.

EXPENSES:   Consultant shall be reimbursed for reasonable and necessary business expenses, including travel expenses of incurred in performing
            Consulting Services pursuant to this Agreement

OTHER:      (1) Consultant's title shall be "Senior Consulting Executive";
            (2) Consultant shall maintain an office at Quintiles, complete with computer system, e-mail account and business telephone connection (including cellular telephone), along with administrative assistance; and (3) Consultant will be reimbursed for membership dues to the Governor's Club.

SERVICES:   Consulting Services shall include, but are not limited to, the following:

            o Maintain status as one of the senior relationship partners on the GlaxoSmithKline and J&J accounts

            o Assist PharmaBio team in identifying opportunities and providing access to senior executives

            o Assist Sr. VP of Corporate Strategic Development in identification of commercial opportunities, and the creation and review of customer relationship strategies

            o     Harvest and channel business opportunities to Quintiles

            o Represent the company as necessary with PhRMA, as well as related industry associations and such other projects as reasonably requested by the Company. Consulting Services shall be rendered in Durham, North Carolina, or such locations as reasonably requested by the Company.



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